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                                                 Exhibit(j)(2)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 18 to Registration Statement (Form N-1A, No. 33-78264) of Excelsior Institutional Trust of our report dated May 7, 1999 on the financial statements and financial highlights included in the 1999 Annual Report to Shareholders.



                                         /s/Ernst & Young LLP
                                         --------------------
                                         Ernst & Young LLP



Boston, Massachusetts
July 28, 1999